                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               September 12, 2008
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                      001-13533                74-2830661
-------------------------------       ----------------       -------------------
(State or other jurisdiction of       (Commission File        (I.R.S. Employer
incorporation or organization)            Number)            Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)
[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 - Bankruptcy or Receivership

Item 8.01 - Other Events

On September 12, 2008, a petition for involuntary Chapter 7 bankruptcy entitled
In re NovaStar Mortgage, Inc. (Case No. 08-12125-CSS) was filed against NovaStar
Mortgage, Inc. ("NMI") by Taberna Preferred Funding I Ltd., Taberna Preferred
Funding II Ltd. and Kodiak CDO I Ltd. (collectively, the "Trust Preferred
Securities Holders") in U.S. Bankruptcy Court for the District of Delaware in
Wilmington, Delaware. NMI is a wholly owned subsidiary of NovaStar Financial,
Inc. ("NFI"). The filing did not include NFI or any other subsidiary or affiliate of NFI.

NMI intends to aggressively contest the involuntary bankruptcy petition and will pursue all available grounds for dismissal. In addition, NMI and NFI will continue their efforts to negotiate a restructuring of obligations to the Trust
Preferred Securities Holders, although there can be no assurance that such efforts will be successful.

NMI currently has approximately $77.1 million in principal amount of unsecured notes (collectively, the "Notes") outstanding to NovaStar Capital Trust I and
NovaStar Capital Trust II (collectively, the "Trusts") which secure trust preferred securities that were issued by the Trusts to the Trust Preferred
Securities Holders. NFI has guaranteed NMI's obligations under the Notes. The total principal and accrued interest owed under the Notes was approximately
$80.7 million as of September 12, 2008. In addition, the Company is obligated to reimburse the trustees for all reasonable expenses, disbursements and advances in connection with the exercise of rights under the indentures.

NMI has failed to make approximately $2.8 million in scheduled quarterly interest payments on the Notes since March 30, 2008. As a result, NMI is in default under the related indentures and NFI is in default under the related guarantees. On June 4, 2008 and August 14, 2008, the Company received written notices of acceleration from the Trust Preferred Securities Holders, which declared all obligations of NMI under the related Notes and indenture to be immediately due and payable, and stated the intention of the Trust Preferred
Securities Holders to pursue all available rights and remedies, including but not limited to enforcing their rights under the related guarantees. To the extent the involuntary Chapter 7 bankruptcy petition is not dismissed or other remedies under the Notes and related indentures and guarantees are enforced, it would have a material adverse effect on NFI's financial condition and liquidity and would likely cause NFI to seek the protection of applicable bankruptcy laws.

Item 9.01- Financial Statements and Exhibits

(c) Exhibits.

None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

Date: September 15, 2008                 /s/ Rodney E. Schwatken
                                       -----------------------------------------
                                       Rodney E. Schwatken
                                       Chief Financial Officer